MENDOZA
BERGER
COMPANY, L.L.P.
Certified Public Accountants

April 2, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Purple Beverage Company, Inc.
(formerly, Red Carpet Entertainment, Inc.)

Commissioners:

We have read the statements made by Purple Beverage Company, Inc., which we understand has been filed with the Securities and Exchange Commission, under Part II, Item 3 of Form 8-K, as part of the Form 8-K of Purple Beverage Company, Inc. dated December 12, 2007. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

Mendoza Berger & Company, LLP

Mendoza Berger & Company, LLP

Irvine, California

Main Office
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